UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 23, 2012

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2012 Bonus Plan

The Company maintains an annual bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). With respect to the Company’s President and Chief Executive Officer, the Bonus Plan is administered by the Company’s Board of Directors (the “Board”), and with respect to executive officers other than the Chief Executive Officer, the Bonus Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.

On February 23, 2012, the Board and Compensation Committee approved the Bonus Plan for 2012. The eligible bonus percentages for executive officers under the 2012 Bonus Plan are the same as those utilized in the Bonus Plan for 2011. The President and Chief Executive Officer’s eligible bonus at target is 60% of base salary. All other executive officers’ eligible bonus at target is 50% of their respective base salaries.

The performance goals for 2012 include goals for lead development programs, research, regulatory and general administrative activities. Elagolix goals focus on clinical activities. VMAT2 goals include clinical and preclinical activities. Early stage research and development program goals include various pre-clinical development studies, preparation for clinical studies and various research and drug discovery goals. General administrative goals include financial and budgetary related goals. The Board and Compensation Committee assigned relative weightings to the goals by functional area (but not individually) for 2012.

The Board and Compensation Committee may, in its sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus. An employee who becomes an executive officer during the fiscal year may be eligible for a pro-rated bonus at the option of the Compensation Committee, provided the participant has been employed a minimum of three months during the calendar year.

The Board and Compensation Committee’s approval of the terms of the 2012 Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant. Additionally, the Board and the Compensation Committee retains the discretion to change the Bonus Plan design and participants without notice to, or approval of, any participants. No entitlement to payouts under the 2012 Bonus Plan shall exist until the payments are authorized by the Board or Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

On February 23, 2012, the Board of Directors of Neurocrine amended Section 3.2 of Neurocrine’s Bylaws to provide that the Board of Directors shall consist of eight members. Prior to the amendment, Section 3.2 of Neurocrine’s Bylaws provided that the Board of Directors shall consist of nine members. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 24, 2012	NEUROCRINE BIOSCIENCES, INC.

/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer